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                                                                 EXHIBIT 10.4(b)


                    PROMISSORY NOTE SECURED BY DEED OF TRUST

$15,000,000.00                November 29, 1996                    Irving, Texas

Interest Rates Available (see attached Exhibit I):

                 (a)      Reference Rate plus 0.50%;
                 (b)      LIBOR Rate plus 2.5%.

Maturity Date: Twenty-Four (24) months from the date hereof (see Paragraph 6 below).
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         1.      FOR VALUE RECEIVED, NEWMARK HOMES, L.P., a Texas limited
partnership ("Borrower"), promises to pay to the order of BANK OF AMERICA TEXAS, N.A., a national banking association ("Bank") at Bank's offices at 1925
W. John Carpenter Freeway, Irving, Texas 75063, or at such other place as Bank from time to time may designate, the principal sum of FIFTEEN MILLION AND N0/100 DOLLARS ($15,000,000.00) (the "Maximum Loan Amount"), or so much of that sum as may be advanced under this promissory note ("Note"), plus interest as specified in this Note. This Note evidences a loan ("Loan") from Bank to Borrower.

         2. This Note is secured by a Deed of Trust, Security Agreement and Assignment of Rents and Leases ("Deed of Trust") covering certain real and personal property, as therein described (the "Property"). It may also be secured by other collateral. This Note and the Deed of Trust are two of several Loan Documents, as defined and designated in a loan agreement (the "Loan Agreement") between Bank and Borrower. Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note. This Note is issued pursuant to and is entitled to the benefits of the Loan Agreement, the terms of which are hereby incorporated by reference.

         3. The principal sum outstanding from time to time under this Note shall bear interest in accordance with the formulas set forth in Exhibit
A. Interest shall be calculated on the basis of a 365-day year and actual days elapsed.

         4. Accrued interest shall be payable on the first day of each month in arrears, on any portion of the Loan bearing interest at the Reference-based Rate, and on any Rate Portion having a Rate Period longer than one month. (As used here, the terms "Reference-based Rate," "Rate Portion" and "Rate Period" have the meanings given to them in Exhibit A.) In addition, all interest accrued on any Rate Portion, regardless of its length, shall be due and payable on the last day of the applicable Rate Period and with any prepayment.

         5.      For purposes of this Note, "interest" shall include any and all interest payable as provided in this Note, including Exhibit A.
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         6.      All principal and all accrued and unpaid interest shall be due and payable no later than twenty-four (24) months from the date hereof (the "Initial Term") subject to Bank's extension of the term for an additional twelve (12) months, as described in paragraph 23 hereof.

         7. Bank shall not be required to make any advance if that would cause the outstanding principal of this Note to exceed the Maximum Outstanding Amount (as such term is defined in the Loan Agreement).

         8. Borrower may prepay some or all of the principal under this Note, on the terms and subject to the conditions set forth in the Loan Agreement and Exhibit B.

         9.      If Borrower fails to make any payment of interest within five
(5) days after it becomes due and payable, Borrower agrees to pay interest on the late interest payment at an annual rate (the "Maximum Rate") of three (3) percent in excess of the Reference- based Rate from the date the payment becomes due until Borrower pays in full all accrued and unpaid interest due under this Note.

         10. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Maximum Rate.

         11. If any of the following "Events of Default" occur, any obligation of the holder to make advances under this Note shall terminate, and at the holder's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

                 (a) Borrower fails to perform any obligation under this Note to pay principal or interest, and does not cure that failure within five
(5) days after the date when due; or

                 (b) Borrower fails to perform any other obligation under this Note to pay money, and does not cure that failure within fifteen (15) days after written notice from Bank; or

                 (c) Under any of the Loan Documents, a Default or Event of Default (as defined in that document) occurs, except as provided in Paragraph 12 below.

         12. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (herein an "Insolvency Proceeding") and does not cause the same to be dismissed or resolved within thirty (30) days. If that happens, any obligation of the holder to make advances under this Note shall terminate, and all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, notice of intent to accelerate, notice of acceleration, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived by Borrower.





                            Exhibit A - Page 2 of 6
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         13.     All amounts payable under this Note are payable in lawful
money of the United States during normal business hours on a Banking Day, as defined in Article IV of Exhibit A. Checks constitute payment only when collected.

         14. If any lawsuit, proceeding or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, proceeding or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Bank's rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Maximum Rate.

         15. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees after an Event of Default, those fees shall include the allocated costs for services of in-house counsel.

         16. This Note is governed by the laws of the State of Texas, without regard to the choice of law rules of that State.

         17. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

         18. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Bank of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.

         19. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower, but no such sale or assignment shall release Bank from its obligations to fund the Loan. Also without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Bank's possession relating to Borrower, the Loan or the Property, including any





                            Exhibit A - Page 3 of 6
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improvements on it.  If Bank so requests, Borrower shall sign and deliver a new note to be issued in exchange for this Note, but at no expense to Borrower.

         20. As used in this Note, the terms "Bank," and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Exhibits A, B and C are attached to this Note and are incorporated in this Note by this reference.

         21. If more than one person or entity are signing this Note as Borrower, their obligations under this Note shall be joint and several.

         22. Borrower has caused this Note to be executed by its general partner, who was duly authorized and directed to do so by a resolution of the partnership which was duly passed and adopted by the requisite number of partners in accordance with the partnership agreement of Borrower. The general partner of Borrower has caused this Note to be executed by its officers, who were duly authorized and directed to do so by resolution of its Board of Directors which was duly passed and adopted by the requisite number of members of the Board at a meeting which was duly called, noticed and held.

         23. In the event that Bank elects not to renew the revolving line of credit evidenced by this Note at the Maturity Date, Bank will be obligated for a period of not more than twelve (12) months from the Maturity Date to continue funding construction costs associated with those improvements constructed or being constructed on the Property on or before the Maturity Date and for which Borrower has made application for advances to Bank in accordance with the terms of the Loan Agreement. Notwithstanding anything contained herein to the contrary, it is understood and agreed that no additional advances will be made by Bank to Borrower during this additional twelve (12) month period with respect to any improvements, the construction of which is commenced after the Maturity Date or for which the initial request for advance by Borrower under the Loan Agreement is submitted subsequent to the Maturity Date. In addition, as a condition precedent to the extension of the term of this Note for such additional twelve (12) month period as described above, Bank shall be satisfied that no Event of Default shall have occurred and be continuing and no other event shall have occurred and be continuing if the event, with notice or the passage of time or both, would constitute such an Event of Default.

         24. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Note or in any of the Loan Documents, in no event shall this Note or any of the Loan Documents require or permit the payment, charging, taking, reserving or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved or received in connection with the Loan evidenced this Note or in any of the Loan Documents, or in any communication by Bank or any other person to Borrower or any other party liable for payment of this Note, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to





                            Exhibit A - Page 4 of 6
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time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental or bona fide error and shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance of this Note or refunded to Borrower, at Bank's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable law as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document, security instrument and communication relating to the Loan. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates to be effective as of the effective date of such laws.

         25. The provisions set forth in the preceding paragraph shall be deemed to be incorporated into each of the documents executed in connection with the Loan, and in every communication and writing relating to the Loan for the purposes of determining the extent of the indebtedness set forth or asserted therein, or otherwise contracted for, charged, taken, reserved or received, as applicable, shall be recomputed automatically by Borrower or other obligor, or by any court with proper jurisdiction concerning the same, or both, as necessary to give effect to the adjustments and credits required and agreed upon therein and the other agreements set forth therein, without the necessity of any other communication or writing.

         26. Under the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Maximum Outstanding Amount (as defined in the Loan Agreement). The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or cancelled prior to the Maturity Date (or any extension), although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay, and reborrow hereunder. This Note is subject to mandatory prepayments as set forth in the Loan Agreement. All payments of the indebtedness evidenced by this Note and by any of the other Loan Documents (other than regularly scheduled interest payments) shall be applied first to the principal amount outstanding hereunder and then to any accrued but unpaid interest hereunder. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and any





                            Exhibit A - Page 5 of 6
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such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a day on which commercial banks in the State of Texas are authorized to be closed. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         27. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used only for business, commercial, investment or other similar purposes.

         28. Except as specifically provided herein, Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking additional collateral, indulgences or partial payments, either before or after maturity.

         THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN BANK AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND BORROWER.

                                        NEWMARK HOMES, L.P.
                                        A TEXAS LIMITED PARTNERSHIP

                                        By:  Newmark Home Corporation,
                                             a Nevada corporation,
                                             General Partner


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------




                            Exhibit A - Page 6 of 6